UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 6, 2015
MAN FRM MANAGED FUTURES STRATEGIES LLC
 (Exact name of registrant as specified in its charter)
Delaware	0-52505	30-0408280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o FRM Investment Management (USA) LLC
452 Fifth Avenue, 26th Floor
New York, New York 10018
(Address of principal executive offices)
(Zip Code)

212-649-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)            Man FRM Managed Futures Strategies LLC (the “Registrant”) has been governed and operated pursuant to its Third Amended and Restated Limited Liability Company Operating Agreement dated as of November 30, 2012 as amended by an Amendment dated as of September 30, 2013 and as amended by an Amendment dated as of May 1, 2015 (collectively, the “Operating Agreement”). FRM Investment Management (USA) LLC is the manager (the “Manager”) of the Registrant.
On August 6, 2015 the Manager adopted amendments to certain provisions of the Operating Agreement (the “Amendments”) and restated the amended Operating Agreement as the Fourth Amended and Restated Limited Liability Company Operating Agreement (the “Fourth Amended and Restated Operating Agreement”).  The effective date of the Fourth Amended and Restated Operating Agreement is May 1, 2015.  The Fourth Amended and Restated Operating Agreement is being filed as an exhibit.
The Amendments revised the Registrant’s Operating Agreement with respect to (among other things):
(i) reflecting that the name of the Fund has changed from “Systematic Momentum FuturesAccess LLC” to “Man FRM Managed Futures Strategies LLC”;
(ii)    conforming a number of provisions throughout the Fourth Amended and Restated Operating Agreement to reflect the amendments approved by vote of the members pursuant to the Consent Solicitation Statement on Schedule 14A, filed on February 2, 2015, as reported on Form 8-K filed on April 24, 2015; and
(iii)  authorizing the issuance of three new Classes of Units, designated as Class AA Units, Class II Units and Class MM Units.
Item 9.01            Financial Statements and Exhibits.
(d)            Exhibits.

Exhibit No.                          Description
3.02	Fourth Amended and Restated Limited Liability Company Operating Agreement of Man FRM Managed Futures Strategies LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAN FRM MANAGED FUTURES STRATEGIES LLC

By:	FRM Investment Management (USA) LLC
Its:	Manager

By:	/s/ Linzie Steinbach
Name: Linzie Steinbach
Position: Principal Financial Officer

Date:  August 10, 2015

 MAN FRM MANAGED FUTURES STRATEGIES LLC
FORM 8-K

INDEX TO EXHIBITS

Exhibit No.                          Description
3.02	Fourth Amended and Restated Limited Liability Company Operating Agreement of Man FRM Managed Futures Strategies LLC.